April 13, 2021




U. S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

	I hereby authorize Steven A. Thomas, Esquire,
C.J. Persson, Esquire, Anastasia Thomas, Esquire and/or Clinton R. Black, V, Esquire to sign and file form 3's, form 4's and form 5's with the U.S. Securities and Exchange
Commission on my behalf. This authorization shall be in effect until December 31, 2021.

				Very truly yours,

				/s/ Laurie R. Beyer

				Laurie R. Beyer